Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report (File No.: 001-36222) dated April 25, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Autohome Inc.’s Annual Report on Form 20-F for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

June 29, 2017